Exhibit 10.32
10.32 Auxiliary Material Purchase Agreement between Xiangrui Pharmacy and Shandong Ruyin Bio-chemical Co., Ltd.
Party A (Supplier): Shandong Ruyin Bio-chemical Co., Ltd.
Party B (Purchaser): Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract Shandong Ruyin Bio-chemical Co., Ltd. supplies auxiliary material to Shandong Xiangrui Pharmacy Co., Ltd.
•	The price for H2 should be RMB 60 for Stearic acid consumed per ton, and the coal should be RMB 585 per ton, soft water should be RMB 1.775 per cubic, sulfur shoul be RMB 351 per ton.
•	Headlines of the articles omitted
•	Miscellaneous